As filed with the Securities and Exchange Commission on April 8, 1998
                                                      Registration No. 333-45511
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                           AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933
                               -------------------

                            Altair International Inc.
             (Exact name of registrant as specified in its charter)

Province of Ontario, Canada                                     None
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                         identification number)



                               -------------------
                                 William P. Long
                                    President
                            Altair International Inc.
                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
                                 (307) 587-8245
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------
                                   Copies to:

                              Brian G. Lloyd, Esq.
                              Bryan T. Allen, Esq.
                      PARR, WADDOUPS, BROWN, GEE & LOVELESS
                       185 South State Street, Suite 1300
                           Salt Lake City, Utah 84111
                                 (801) 532-7840

   Approximate date of commencement of proposed sale to the public: As soon as
practicable  after  the  effective  date  of  this  Registration   Statement  as
determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                           Proposed
                                                                  Proposed maximum         maximum
           Title of each class                 Amount to be      offering price per   aggregate offering        Amount of
     of securities to be registered           registered(1)           share(2)             price(2)        registration fee(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value..............         871,139               $9.25             $8,058,035           $2,417.00*
================================================================================================================================

* Previously paid.

(1) Includes 591,139 shares which represent the Registrant's estimate of a presently indeterminate number of shares issuable upon conversion of the Registrant's 5% Convertible Subordinated Debentures due December 29, 2001.
(2) Estimated pursuant to Rule 457 for the purpose of calculating the registration fee, based upon the average of the high and low sales prices for the Common Stock as reported on the Nasdaq National Market on April 6, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS

                                 871,139 Shares

                                  Common Stock
                               ------------------
   This Prospectus relates to 871,139 shares of outstanding common shares, no par value (the "Common Stock"), of Altair International Inc., an Ontario corporation (the "Company"). All of the shares of Common Stock offered hereby (the "Shares") are to be sold by persons who are existing security holders of the Company (the "Selling Security Holders"). Of the Shares offered hereby, 591,139 Shares represent the Company's estimate, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), of a presently indeterminate number of Shares issuable upon conversion of $5,000,000 in principal amount of 5% Convertible Debentures due December 29, 2001 (the "Debentures") privately placed by the Company in a transaction completed on December 29, 1997. Of the remaining Shares, 180,000 Shares are issuable upon the exercise of warrants (the "Warrants") to purchase shares of Common Stock placed by the Company in connection with its placement of the Debentures, and 100,000 Shares are currently owned by an existing shareholder of the Company. See
"Selling Security Holders." For purposes of this Prospectus, the number of Shares beneficially held by the holders of the Debentures has been computed based on an estimated conversion price of $8.5675 per share of Common Stock, assuming conversion thereof on April 1, 1998. Nonetheless, the number of Shares available for resale hereunder is subject to adjustment and could materially differ from the estimated amount depending on the future market price of the Common Stock and the occurrence of a stock split, stock dividend, or other transaction resulting in an adjustment in the number of Shares subject to the terms of the Debentures and the Warrants.

     The Company will not receive any of the proceeds from the sale of any of the Shares hereunder. In the United States, the shares of Common Stock have been quoted under the symbol ALTIF on the Nasdaq National Market maintained by the National Association of Securities Dealers ("NASD") since January 26, 1998. From March 24, 1997 until January 23, 1998, the shares of Common Stock were quoted on the Nasdaq SmallCap Market. On April 1, 1998, the closing sale price of the Common Stock, as reported by the Nasdaq National Market, was $9.4375 per share. In addition, the Common Stock is publicly traded under the symbol "AIL" on the Alberta Stock Exchange (the "ASE"). On April 3, 1998, the last reported sale price of the Common Stock on the ASE was $Cdn.13.30 per share. Unless otherwise expressly indicated, all monetary amounts set forth in this Prospectus are expressed in United States Dollars. See "Price Range of Common Stock."
                               ------------------

                   The Common Stock offered hereby involves a
                         high degree of risk. See "Risk
                     Factors" on page 6 of this Prospectus.
                               ------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

All expenses of this offering will be paid by the Company, except for commissions, fees and discounts of any underwriters, brokers, dealers or agents retained by the Selling Security Holders. Estimated expenses payable by the Company in connection with this offering are approximately $25,000. The Shares may be sold from time to time by the Selling Security Holders in transactions in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. The aggregate proceeds to the Selling Security Holders from the resale of the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. The Selling Security Holders and any agents, broker-dealers or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters," within the meaning of the Securities Act, and any commission received by, or any profit realized on the resale of Shares purchased by, any such agents, broker-dealers or underwriters may be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify the Selling Security Holders against certain liabilities, including liabilities under the Securities Act.

                The date of this Prospectus is __________, 1998.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act a registration statement on Form S-3 (the "Registration Statement") with respect to the Shares offered hereby. This Prospectus, filed as a part of the Registration Statement, does not contain all the information set forth, or incorporated by reference, in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information regarding the Company and the Shares, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement or documents incorporated therein by reference, each such statement being qualified in its entirety by such reference.

         The Company is subject to the informational and reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company, as well as copies of the Registration Statement and exhibits, may be inspected and copied without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed fees. The Commission maintains a web site that contains reports, proxy statements, information statements, and other information regarding registrants, including the Company, at http://www.sec.gov. In addition, the Company intends to furnish its shareholders with annual reports which include financial statements that have been audited with a report thereon by its independent accountants.

         The Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the NASD, 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission (File No. 1-12497) pursuant to the Exchange Act are incorporated into this Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998.

         (b) The Company's Current Report on Form 8-K filed on January 13, 1998, as amended by Amendment No. 1 to Current Report on Form 8-K/A, filed on January 21, 1998.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 10 filed under the Exchange Act, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Company c/o Mineral Recovery Systems at 230 South Rock Boulevard, Suite 21, Reno, Nevada 89502, U.S.A.,
Attention: Ed Dickinson, Director of Finance. Telephone requests may be directed to the office of the Director of Finance at (702) 857-1966.

           ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

     The enforcement by purchasers of civil liabilities under the federal securities laws of the United States may be adversely affected by the fact that the Company is an Ontario corporation, a majority of its directors are residents of Canada, and certain of the Company's experts (including its principal accountants and Canadian legal counsel) are located in Canada. As a result, it may be difficult for purchasers to effect service of process within the United States upon such persons or to enforce in the United States court judgments against such persons from a court of the United States predicated upon civil liability provisions of the federal securities laws. It is uncertain whether Canadian courts would (i) enforce judgments of United States courts obtained against the Company or such directors, officers or experts predicated upon the civil liability provisions of United States Securities laws or (ii) impose liability in original actions against the Company or its directors, officers, or experts predicated upon United States securities laws.

     In addition, it may be more difficult under Canadian laws than under United States laws for a shareholder to maintain a class action or derivative lawsuit; moreover, compensation of attorneys on a contingency fee basis currently is prohibited in Ontario and limited in certain other provinces of Canada.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus. This Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), that involve risks and uncertainties. See "Forward-Looking Statements." Purchasers of any of the common shares, no par value, of the Company (the "Common Stock") offered hereby (the "Shares") are cautioned that the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those factors discussed herein under "Risk Factors" and elsewhere in this Prospectus generally.

                                   The Company

     Altair  International  Inc., an Ontario  corporation (the "Company"),  is a development stage company primarily engaged in the acquisition and development of mineral processing equipment for use in the recovery of fine, heavy mineral particles, including gold, titanium, zircon, and environmental contaminants. The Company also seeks to acquire or lease mineral deposits suitable for the use of its mineral processing equipment. In furtherance of these purposes, during 1996, the Company acquired the rights to a proprietary mineral processing device which has been modified by the Company and is now marketed as the Altair Centrifugal Jig (the "CJ"). The acquisition was accomplished through a merger involving the Company, Fine Gold Recovery Systems, Inc., a wholly-owned subsidiary of the Company ("Fine Gold"), and Trans Mar, Inc. The CJ is a patented device capable of segregating and recovering extremely fine mineral particles or contaminants which are not presently commercially recoverable utilizing conventional techniques or processes. Potential applications include gold/mineral recovery, coal cleaning and environmental remediation. In addition, the Company has leased, and is testing the feasibility of developing mining operations on, approximately 4,300 acres of property near Camden, Tennessee (the "Tennessee Property"). Preliminary reports suggest that the Tennessee Property contains significant amounts of valuable heavy minerals, including titanium and zircon, and is suitable for a large-scale sand mining operation with a multi-decade life.

     Unless the context requires otherwise, all references to the "Company" in this Prospectus refer to the Company and each of its subsidiaries. Except as otherwise expressly indicated, all monetary amounts set forth in this prospectus are expressed in United States Dollars. The Company's principal office is located at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 U.S.A., and the Company's telephone number is (307) 587-8245.

                                  The Offering

Common Stock offered by the Selling
    Shareholders............................................................  871,139 Shares (1)

Common Stock outstanding prior to and
    after this offering.....................................................  15,558,319 Shares (2)

Use of Proceeds.............................................................  All proceeds of the offering will be received by the
                                                                              Selling Security Holders.  See "Use of Proceeds."

Nasdaq National Market trading symbol.......................................  ALTIF

Alberta Stock Exchange trading symbol.......................................  AIL

--------------------

(1) Includes 591,139 unissued Shares representing the Company's estimate of a presently indeterminate number of Shares issuable upon conversion of the Company's 5% Convertible Subordinated Debentures Due December 29, 2001 and 180,000 Shares issuable upon the exercise of warrants to purchase shares of Common Stock placed by the Company in connection with its sale of such debentures. See "Selling Security Holders."

(2) Includes 591,139 unissued Shares issuable upon conversion of the Debentures and 180,000 unissued Shares issuable upon exercise of the Warrants, but excludes 1,065,000 shares of Common Stock authorized for issuance upon exercise of outstanding options granted pursuant to the Altair International Inc. Stock Option Plan and 353,000 shares of Common Stock reserved for the future grant of stock options under such plan.

                            Selling Security Holders

     All of the Shares are to be sold by persons who are existing security holders of the Company (the "Selling Security Holders"). Of the Shares offered hereby, 591,139 Shares represent the Company's estimate of a presently indeterminate number of Shares issuable upon conversion of $5,000,000 in principal amount of 5% Convertible Debentures due December 29, 2001 (the "Debentures") privately placed by the Company in a transaction completed on December 29, 1997. Of the remaining Shares, 180,000 Shares are issuable upon exercise of warrants (the "Warrants") to purchase shares of Common Stock placed by the Company in connection with its private placement of the Debentures, and 100,000 Shares are currently owned by an existing shareholder of the Company. For purposes of this Prospectus, the number of Shares beneficially held by the holders of the Debentures has been computed based on an estimated conversion price of $8.5675 per share of Common Stock, assuming conversion thereof on April 1, 1998. Nonetheless, the number of Shares available for resale hereunder is subject to adjustment and could materially differ from the estimated amount depending on the future market price of the Common Stock and the occurrence of a stock split, stock dividends, or similar transaction. See "Selling Security Holders."

                           FORWARD-LOOKING STATEMENTS

     This Prospectus, and certain documents incorporated herein by reference, contain various forward-looking statements and information that are based on management's belief, as well as assumptions made by, and information currently available to, management. When used in these documents, the words "anticipate," "estimate," "project," "likely," "believe," "intend," and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected, expected or intended. Among the key factors that may have a direct bearing on the Company's operating results are the risks and uncertainties described under "Risk Factors," including, among other factors, the absence of operating revenues or profits, uncertainties regarding the development and commercialization of the Company's product and service offerings, development risks associated with the Tennessee Property and the Company's ability to obtain capital sufficient to continue its operations and pursue its proposed business strategy.


                                  RISK FACTORS


     The following risk factors constitute cautionary statements identifying important factors, including certain risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. In addition, actual results could differ materially from those projected in the forward-looking statements as a result of the matters appearing elsewhere or incorporated by reference in this Prospectus. The Company cautions the reader that this list of factors may not be exhaustive. An investment in the Shares being offered hereby involves a high degree of risk. Before making a decision to purchase any of the Shares described in this Prospectus, prospective investors should consider carefully the following risk factors as well as the other information contained in this Prospectus or incorporated herein by reference.

         Absence of Operating Revenues or Profits. The Company is a development stage company and has been since its inception. To date, the Company has not generated revenues from operations or realized a profit. The Company is presently investing substantial resources in the testing and development of the CJ and the testing of the Tennessee Property. There can be no assurance that the CJ, the Tennessee Property, or any other project being undertaken or proposed by the Company will enable the Company to generate revenues or that the Company will ever realize a profit from operations.

         Operating Losses. The Company has experienced a loss from operations in every fiscal year since its inception. The Company's losses from operations in 1996 and 1997 were $1,327,226 and $1,831,471, respectively. Consistent with its history, the Company expects to experience a net loss from operations in 1998 and may continue to experience losses in the future. There can be no assurance that the Company will ever realize a profit from operations.

         Product Development Risks. The CJ is in the development stage. The Company has completed only preliminary testing of the Series 12 CJ, designed to process approximately 120 tons of solids per day. The Company has not completed sufficient testing of the Series 12 CJ to determine the volume of solids that the Series 12 CJ is capable of processing. In addition, even if the Series 12 CJ proves capable of processing 120 tons of solids per day, such capacity is too small for most commercial operations, with the possible exception of small placer gold mines or similar operations. There can be no assurance that the Series 12 CJ will prove capable of processing 120 tons of solids per day or of recovering all of the minerals it is designed to recover. Even if the Series 12 CJ performs to design specifications, because of its small capacity, the Company does not expect that the Series 12 CJ will be able to recover minerals in a cost-effective manner for most applications.

     In 1997, the Company designed and constructed a Series 30 CJ, designed to be capable of processing 500 tons of solids per day. There can be no assurance that the Series 30 CJ or larger CJ will prove capable of processing the volume of solids it is designed to process or that such a larger volume CJ will prove capable of recovering the minerals it is designed to recover. Even if the Series 30 CJ or larger CJ performs to design specifications, there can be no assurance that the Series 30 CJ will be able to recover minerals in a cost-effective manner or otherwise prove attractive to end users. In addition, the introduction of new technologies by competitors could render the Series 12 CJ, Series 30 CJ or larger CJS obsolete or unmarketable or require costly alterations to make them marketable.

         Property Development Risk. The Tennessee Property is currently in the exploratory stage. The Company is engaged in pre-feasibility testing to determine the size and quality of mineral deposits on the Tennessee Property. If the results of such tests suggest that the deposits are amenable to large-scale, low-cost mining, the Company will undertake a feasibility study of the Tennessee Property. Such a feasibility study would involve the actual design, pricing, and analysis of equipment and facilities that would be used to mine the Tennessee Property. The Company expects that completion of a feasibility study will take 12-18 months and that, if the feasibility study suggests that cost-effective mining of the Tennessee Property is feasible, a mine would not be operational for 24-36 months after completion of the study. See "Alternative Technologies"

There can be no assurance that the pre-feasibility testing or the feasibility study will indicate that the Tennessee Property contains minable quantities of heavy minerals or that such deposits are amenable to large-scale, low-cost mining, as contemplated by the Company. Even if the testing and studies suggest that mining is economically feasible on the Tennessee Property, there can be no assurance that the Company will be able to obtain the capital, resources, and permits necessary to mine the Tennessee Property. Nor can there be any assurance that market factors, such as a decline in the price of, or demand for, minerals recoverable at the Tennessee Property, will not have an adverse effect on the development of mining operations on such property.

         Dependence on Third Party Manufacturers. The Company currently contracts with a machine shop located in central California for assembly of the CJ. If the Company completes testing and develops a final production model of the CJ, of which there can be no assurance, the Company does not currently have the know-how or resources to establish its own manufacturing facility.
Management is considering options for manufacture of the CJ, including manufacturing under contract, exclusive licensing or a joint venture. There can be no assurance that the Company will obtain suitable manufacturing capacity or that such manufacturing capacity, if found, will produce affordable, high-quality units capable of sustaining high reliability and low maintenance costs in a production environment.

         Sufficiency and Price of Capital. Due to, among other factors, unanticipated expenses of development, the absence of manufacturers or licensees interested in entering into an alliance, increases in costs of necessary capital equipment, necessary or discretionary acquisitions of equipment, properties, intellectual property rights or companies, general and industry market factors, or other unforeseen events affecting the Company's use of and need for capital, the Company's existing capital may prove insufficient to complete testing and development of the CJ, the Tennessee Property, or other new or ongoing projects. In addition, depending on market factors affecting the costs of capital generally, the performance of the Company, the Company's capital needs, the market perception of mining stocks, the economics of projects being pursued, industry perception of the Company's ability to recover minerals with the CJ or otherwise, and other factors affecting the availability of capital and/or price of obtaining capital, the Company may unable to obtain necessary capital, may be forced to pay a price for capital that is higher than the Company is presently paying or is generally available in the industry, or limit the Company's growth, expenditures or capital inflow. If the Company is unable to obtain sufficient capital or is forced to pay a high price for capital, the Company may be unable to pursue or fully exploit existing or future development opportunities. Also, because of their size, resources, history and other factors, certain competitors of the Company may have better access to capital than the Company and, as a result, may be able to exploit opportunities more easily or thoroughly than the Company.

         Alternative Technologies. There can be no assurance that the centrifugal jig process will prove superior, either technically or commercially, to alternative technologies. Various mineral processing technologies perform many functions similar or identical to those for which the CJ is designed. Minerals processing technologies are generally predicated on the physical and chemical characteristics of the materials being processed. Contrasts in size, specific gravity, hardness, magnetic susceptibility, and electrical conductivity are physical characteristics that the processor exploits to selectively extract and concentrate mineral constituents. Variations in chemical reactivity and molecular affinity are also used to selectively segregate feed components.

     The CJ competes in an arena in which particle specific gravity is the primary criteria for particle segregation and capture. Competing technologies in such arena include spirals and cones, from flotation processes, and heavy media separation processes. Spirals and cones are mechanical gravity separation devices commercially used in the recovery of heavy minerals from sand-sized feeds and are most effective when feed sizes are larger than 150 mesh. Froth floatation is a minerals beneficiation process used to selectively separate sulfide particles by introducing chemical agents which attach to certain sulfides; once attached, the sulfides are separated by floatation. This method may be effective on particles as small as 200 mesh. Heavy media separation is a process in which a feed containing both dense and light particles is fed into a solution whose specific gravity is midway between the particles to be separated. The light particles float to the surface of the solution, while the heavy particles sink. Heavy media separation is effective primarily in the removal of ash from coal and in small scale analytic laboratory applications. The Company believes that, in certain applications, the CJ may prove more efficient, cost effective, or adaptable than the spirals and cones, froth flotation devices, or heavy media separation devices. Nevertheless, results from further tests or actual operations may reveal that these alternative technologies may prove better adapted to any or all of the uses for which the CJ is intended. Moreover, regardless of test results, consumers may view any or all of such alternative technologies as technically superior to, or more cost effective than, the CJ.

      Competing Products. The Company believes that the CJ currently faces several forms of competition in the commercial segregation of dense particles contained in feeds between 150 and 400 mesh, including the Kelsey Jig and the Knelsen batch concentrator unit, which are currently being used worldwide. As of mid-1995, according to the Kelsey jig's manufacturer, Geologics Pty. Ltd., 36 Kelsey jigs were in service at 28 sites worldwide, including two machines at one site in the United States. Knelsen units have been installed in various mining applications, primarily gold, throughout the world. There is no assurance that competitors, many of whom may have significant capital and resources, will not develop, or are not now in the process of developing, superior or less expensive alternatives to the CJ.

         Dependence on Commodities Markets. If the CJ is successfully developed and manufactured, of which there can be no assurance, the Company intends to use the CJ to separate and recover valuable, heavy mineral particles at deposits owned or leased by the Company, including the Tennessee Property, and market the CJ to other companies. Active international markets exist for gold, titanium, zicron, and many other minerals potentially recoverable with the CJ. Prices of certain minerals have fluctuated widely, and are beyond the control of the Company. A significant decline in the price of minerals being produced or expected to be produced, among other factors, could have a material adverse effect on the Company. In addition, a general economic downturn in the mining or mineral industries or the global economy may have an adverse effect on the Company.

         Risk of Development, Construction and Mining Operations. In connection with the development of a mineral resource property, the ability to meet cost estimates and construction and production time estimates cannot be assured. Technical considerations, delays in obtaining governmental approvals and permits, inability to obtain financing or other factors could cause delays in developing mineral resource properties.

         Government Regulation. The Company's present exploration of the Tennessee Property, and testing of the CJ, and any prospective testing, construction or mining activities the Company may conduct are subject to numerous federal, state, and local laws and regulations concerning mine and machine safety and environmental protection, including without limitation the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response Compensation Liability Act. Some of the laws and regulations that would pertain to mining, construction, or testing operations require, among other things, maintenance of air and water quality standards, the protection of threatened endangered and other species of wildlife and vegetation, the preservation of certain cultural resources, and the reclamation of exploration, mining and processing sites. These laws are continually changing and, as a general matter, are becoming more restrictive. Although compliance with federal state or local ordinances, regulations, and permitting requirements represents a small part of the Company's present budget, continued compliance may necessitate significant capital expenditures. In the event the Company fails to comply, or is delayed in coming into compliance with any such ordinances or regulations, the Company may be subject to substantial fees or may be required to expend significant capital to ensure compliance. There can be no assurance that the Company will be able to comply with all applicable laws and regulations, or that compliance or permitting will be obtained without substantial delays or expenses.

         Uncertainity of Obtaining Environmental Permits. The Company has not obtained any permits that may be required by the various federal, state, and local mining and environmental agencies to begin construction and mining at the Tennessee Property or any other property. There can be no assurance that the Company will be able to obtain all permits, licenses or approval necessary to conduct any mining operations. In addition, the Company may be substantially delayed in obtaining, or may have to expend substantial resources in order to obtain, such permits, licenses or approvals which may materially affect the feasibility of any proposed mining operations.

         Environmental Regulation and Liability. Any proposed mining operation of the Company on the Tennessee Property or any other property will be subject to environmental regulation by federal, state, and local authorities. Under federal law and applicable state law, the Company may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation, and/or removal of substances discovered on the Tennessee Property or any other property used by the Company, which are deemed by the federal and/or state government to be toxic or hazardous ("Hazardous Substances"). Liability may be imposed, among other things, for the improper release, discharge, storage, use, disposal, or transportation of Hazardous Substances. The Company might use Hazardous Substances and, although the Company intends to employ all reasonably practicable safeguards to prevent any liability under applicable laws relating to Hazardous Substances, mineral exploration and extraction by its very nature will subject the Company to substantial risk that remediation will be required.

         Enforceability of Civil Liabilities Against Foreign Persons. The Company is an Ontario corporation, a majority of its directors are residents of Canada, and certain of the Company's experts (including its principal accountants and Canadian legal counsel) are located in Canada. As a result, it may be difficult for purchasers to effect service of process within the United States upon such persons or to enforce court judgments against such persons from a court of the United States predicated upon civil liability provisions of the federal securities laws. It is uncertain whether Canadian courts would (i) enforce judgments of United States courts obtained against the Company or such directors, officers or experts predicated upon the civil liability provisions of United States securities laws or (ii) impose liability in original actions against the Company or its directors, officers, or experts predicated upon United States securities laws.

         Patents for the Centrifugal Jig. Initial patents on the CJ have been issued in the United States, South Africa, United Kingdom, Australia, and Canada. Patent applications are pending in Germany, France, and Japan. A second series of patents have been issued with respect to a critical component of the CJ in the United States, Australia, Canada, Great Britain, General European, and South Africa. The Company filed an application in the United States seeking a third patent for a critical component of the CJ on May 15, 1997 and intends to file applications in Canada and certain European nations. There can be no assurance that pending patent applications will be granted or that persons in countries in which the Company has not patented the CJ, or certain critical components, will not develop and market an infringing product. The cost of, and other obstacles to, enforcing the Company's patents, especially outside of North America, may also limit the Company's ability to prevent infringing products from entering the market.

         Dependence on Key Personnel. The continued success of the Company is dependent to a significant extent on the services of Dr. William P. Long, President and Chief Executive Officer of the Company, and Mr. C. Patrick Costin, Vice President of the Company and President of Fine Gold and Mineral Recovery Systems, Inc., the Company's subsidiaries. The loss or unavailability of Mr. Long or Mr. Costin could have a material adverse effect on the Company. No key man insurance is carried on the lives of such key officers. In addition to the individuals identified above, the Company employs a Director of Finance, a senior process engineer, a technician, a metallurgist, a geologist, and a part-time administrative assistant. There are no other employees of the Company or its subsidiaries. Aside from Dr. Long, Mr. Costin and the Director of Finance, the Company has no employment agreements with any of its personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and maintain all personnel necessary for the development and operation of its business. The loss of the services of key personnel or an inability to attract, retain and motivate qualified personnel could have a material adverse effect on the business, financial condition or results of operations of the Company.

         Acquisition Risks. The Company is currently evaluating, and plans to continue to evaluate, additional opportunities for the license or acquisition of additional mining products or properties, as well as the possible acquisition of, or development of strategic relations with, other companies who may have products, assets, manufacturing capabilities, or other qualities that are compatible with the Company's business objectives. The Company must compete for attractive acquisition or strategic alliance candidates with numerous other companies, many of whom have significantly greater financial and technological resources than the Company. There can be no assurance that the Company will be able to successfully identify attractive acquisition or strategic alliance opportunities. Such acquisitions and alliances, if identified and completed, of which there can be no assurance, could involve the incurrence of additional debt, amortization expenses related to goodwill and intangible assets or the dilutive issuance of equity securities, all of which could adversely affect the Company's operating results or financial condition. Accordingly, future acquisitions and alliances may have an adverse effect on the Company's operating results and financial condition, particularly in the fiscal quarters immediately following the consummation of such transactions, while the operations of the acquired or combined business are being integrated into the Company's operations. There can be no assurance that capital sought by the Company to pursue such opportunities can be obtained on terms favorable to the Company, if at all. The failure of the Company to obtain such financing could restrict its ability to pursue such business opportunities. Further, there can be no assurance that any particular acquisition or alliance will be successfully integrated into the Company's operations or will achieve profitability.

         Possible Issuance of Substantial Amounts of Additional Shares Without Stockholder Approval. The Company's Articles of Incorporation authorize the issuance of an unlimited number of shares of Common Stock. All such shares may be issued without any action or approval by the Company's stockholders. In addition, the Company has a stock option plan which has potential for dilution of the ownership interests of the Company's stockholders. Any shares of Common Stock issued would further dilute the percentage ownership of the Company held by existing stockholders.

         Possible Volatility of Stock Price. The Common Stock is listed on the Alberta Stock Exchange and has been listed on the Nasdaq National Market since January 26, 1998. Between March 24, 1997 and January 23, 1998, the Common Stock was listed on the Nasdaq SmallCap Market. Trading in the Common Stock has been characterized by a high degree of volatility. See "Price Range of Common Stock." Trading in the Common Stock to date has been dominated by a small number of firms which make a market in such securities. To the extent that the market for the Common Stock continues to be dominated by a small number of market makers, the market may continue to experience a high degree of volatility. Such market dominance and volatility may adversely affect the price and liquidity of the Common Stock in the future. In addition, the trading price of the Common Stock could fluctuate widely in response to variations in quarterly financial results, announcements by the Company or its competitors, industry trends, general economic conditions or other events or factors. Among other factors, it is possible that in some future quarters the Company's operating results will be below the expectations of public market analysts and investors. Regardless of the general outlook for the Company's business, the announcement of financial or research and development results that differ from analyst and investor expectations could have a material and adverse effect on the market price of the Common Stock.

         Shares Eligible for Future Sales. The resale of "restricted securities," as well as securities held by "affiliates" of the Company, is generally subject to the provisions of Rule 144 promulgated under the Securities Act ("Rule 144"). In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year (including the holding period of any prior owner except an affiliate), including persons who may be deemed "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the number of shares of Common Stock then outstanding or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owners except an affiliate), would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. The Company is unable to predict the effect that future sales under Rule 144 may have on the then prevailing market price of Common Stock. In addition, shares issued upon exercise of options granted pursuant to the Company's employee stock option plan are presently registered under the Securities Act and, subject to certain restrictions on resale by affiliates, may be sold without restriction. It can be expected that the sale of any substantial number of shares of Common Stock will have a depressive effect on the market price of the Common Stock.

         Absence of Dividends. The Company has never declared or paid dividends on the Common Stock. Moreover, the Company currently intends to retain any future earnings for use in its business and, therefore, does not anticipate paying dividends on the Common Stock in the foreseeable future.

                           PRICE RANGE OF COMMON STOCK


     United States. In the United States, from March 24, 1997 until January 23, 1998, the shares of Common Stock were quoted on the Nasdaq SmallCap Market under the symbol "ALTIF." The follow table sets forth in United States dollars, for the periods indicated, the high and low sales prices for the Common Stock, as report by the Nasdaq SmallCap Market.

Fiscal Year Ended                                             Low                 High
December 31, 1997:
                                                        ---------------      ---------------

     1st Quarter (beginning March 24, 1997).....             $8.5625             $12.25
     2nd Quarter................................                4.75              9.625
     3rd Quarter................................               5.125              9.875
     4th Quarter................................                7.75             16.625

Fiscal 1998
     1st Quarter (through January 23, 1998).....              $13.75            $15.625




     Beginning on January 26, 1998, the Common Stock began trading on the Nasdaq National Market under the symbol "ALTIF." The last sale price of the Common Stock, as reported on the Nasdaq National Market, on April 1, 1998 was $9.4375 per share. As of April 1, 1998, the number of shares of Common Stock outstanding was 14,787,180 (excluding shares reserved for issuance upon conversion of the Debentures and Exercise of the Warrants). In addition, the Company has reserved 1,418,000 shares of Common Stock for issuance upon exercise of options that have been, or may be, granted under its employee stock option plan and has reserved an estimated 771,139 shares of Common Stock for issuance upon conversion of the Debenture and exercise of the Warrants.

     Canada. In Canada, the Common Stock is publicly traded under the symbol "AIL" on the Alberta Stock Exchange (the "ASE"). The following tables set forth, on a quarterly basis, the high and low closing sales prices during the last two fiscal years for shares of the Common Stock on the ASE. All amounts are stated in Canadian dollars, the currency in which the prices are quoted by the ASE.

                                              Low                  High
                                        -----------------    -----------------

Fiscal Year Ended
December 31, 1997:

     1st Quarter.......................     $Cdn. 7.75          $Cdn. 16.55
     2nd Quarter.......................           6.90                13.00
     3rd Quarter.......................           7.40                13.50
     4th Quarter.......................          11.10                23.50

Fiscal Year Ended
December 31, 1996:
     1st Quarter.......................     $Cdn. 1.78           $Cdn. 4.25
     2nd Quarter.......................           2.70                 6.50
     3rd Quarter.......................           3.98                 6.20
     4th Quarter.......................           5.30                11.40



     The last sale price of the Common Stock on the ASE on April 3, 1998 was $Cdn.13.30 per share.

                            SELLING SECURITY HOLDERS


     The following table sets forth, as of the date of this Prospectus, the name of each Selling Security Holder, certain beneficial ownership information with respect to the Selling Security Holders, the number of Shares that may be sold from time to time by each Selling Security Holder pursuant to this Prospectus, and the amount (and, if one percent or more, the percentage) of Common Stock to be owned by each Selling Security Holder if all Shares are sold. There can be no assurance that any of the Shares offered hereby will be sold. The percentages set forth below have been computed based on the number of outstanding shares of Common Stock as of April 1, 1998, which was 16,281,384 shares of Common Stock, including 771,139 unissued Shares which represent the Company's estimate of the presently indeterminate number of Shares issuable upon conversion of the Warrants and the Debentures. The Company believes the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

     For purposes of this Prospectus, the number of Shares beneficially owned by the holders of the Debentures has been computed based on the Company's estimate of the number of Shares issuable upon conversion of the Debentures, assuming conversion on April 1, 1998, at a conversion price of $8.5675 per share of Common Stock, which price is approximately 92% of $9.3125, the average market price of the Common Stock on the Nasdaq National Market on April 1, 1998. The use of such hypothetical conversion price and date is not intended, and should in not way be construed to, constitute a prediction as to the future market price of the Common Stock or an indication of any Debenture holder's intention to convert Debentures on such date. The Registration Statement includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Shares as may be issuable upon conversion of the Debentures (i) to prevent dilution thereof resulting from stock splits, stock dividends, or similar transactions and (ii) by reason of changes in the conversion price or conversion rate of the Debentures.

     For purposes of this Prospectus, the Company has assumed that the number of Shares beneficially owned under each of the Warrants is equal to the number of Shares stated on the face thereof. The Registration Statement includes, in accordance with Rule 416 promulgated under the Securities Act, such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants (i) to prevent dilution thereof resulting from stock splits, stock dividends, or similar transactions and (ii) by reason of changes in the exercise price of the Warrants in accordance with the terms thereof.




                                                                                        Shares Beneficially
                                                                                            Owned upon
                                                 Beneficial Ownership                     Completion of
                                                   Prior to Offering                      Offering (1)
                                               -------------------------                ------------------

                                                                           Number of
                                                 Number of                 Shares being Number
              Beneficial Owner                    Shares       Percent (2)  Offered     of Shares Percent (2)
---------------------------------------------  -------------   ---------   ----------   -------   --------

Leonardo, L.P.(3)                                    399,684        2.6       399,684         0      --
GAM Arbitrage Investments Inc.(4)                     39,968        *          39,968         0      --
AG Supper Fund International Partners, L.P.(4)        39,968        *          39,968         0      --
Raphael, L.P.(4)                                      39,968        *          39,968         0      --
Ramius Fund, Ltd.(5)                                  66,614        *          66,614         0      --
Baldwin Enterprises, Inc.(6)                          79,937        *          79,937         0      --
Prudential Securities Incorporated(7)                105,000        *         105,000         0      --
MBRT Trust(8)                                        162,500        1.0       100,000    62,500      *
                                                   ---------        ---

All Selling Security Holders as a group              933,639        6.0       871,139    62,500      *

 ---------------------------

  *        Represents less than one percent of the outstanding  shares of Common
           Stock.

 (1) Assuming the sale by each Selling Security Holder of all of the Shares offered hereunder by such Selling Security Holder. There can be no assurance that any of the Shares offered hereby will be sold.

 (2) The percentages set forth have been computed taking into account the 771,139 unissued Shares issuable upon conversion of the Debentures and exercise of the Warrants.

 (3) Includes 354,684 Shares which represent the Company's estimate of the presently indeterminate number of Shares issuable upon conversion of Debentures held by such entity and 45,000 Shares of Common Stock issuable by the Company upon exercise of Warrants held by such entity.

 (4) Includes 35, 468 Shares which represent the Company's estimate of the presently indeterminate number of Shares issuable upon conversion of Debentures held by such entity and 4,500 Shares of Common Stock issuable by the Company upon exercise of Warrants held by such entity.

 (5) Includes 59,114 Shares which represent the Company's estimate of the presently indeterminate number of Shares issuable upon conversion of Debentures held by such entity and 7,500 Shares of Common Stock issuable by the Company upon exercise of Warrants held by such entity.

 (6) Includes 70,937 Shares which represent the Company's estimate of the presently indeterminate number of Shares issuable upon conversion of Debentures held by such entity and 9,000 Shares of Common Stock issuable by the Company upon exercise of Warrants held by such entity.

 (7) Includes 105,000 Shares issuable by the Company upon exercise of Warrants held by such entity.

 (8) The MBRT Trust is an irrevocable trust established by William P. Long, President, Chief Executive Officer, and a director of the Company, and is administered by an independent trustee for the benefit of the children of Mr. Long. Mr. Long disclaims any beneficial interest in the shares of Common Stock owned by the MBRT Trust. Prior to the offering contemplated by this Prospectus, the MBRT Trust owned 162,500 shares of Common Stock. If all 100,00 Shares being offered by the MBRT Trust in connection with this Prospectus are sold, of which there can be no assurance, the MBRT Trust will own 62,500 shares of Common Stock, which is less than one percent of the outstanding shares of Common Stock, after completion of the offering.

     Placement of Debentures and Warrants. The Debentures and Warrants were acquired in a private placement completed on December 29, 1997, pursuant to the terms of a Securities Purchase Agreement dated as of December 24, 1997 (the "Purchase Agreement"). Pursuant to the Purchase Agreement and related documents, the Company placed the Debentures and Warrants with a small number of institutional investors in a transaction exempt from the registration requirements under the Securities Act. The following descriptions do not purport to be complete and are qualified by reference to the definitive agreements, Debentures, and Warrants filed as exhibits to the Company's Current Report on Form 8-K filed with the Commission on January 13, 1998, as amended by Amendment No. 1 to Current Report on Form 8-K/A, filed on January 21, 1998.

     The Debentures have an aggregate face value and "issue price" of $5,000,000 and bear interest at a rate of five percent per annum, payable in cash or shares of Common Stock, at the Company's option. The Debentures are subordinated to the present and future senior indebtedness of the Company, which includes indebtedness related to loans from financial institutions, the acquisition of property or assets, or letters of credit. The Company may redeem the Debentures at a price equal to 110% of the unpaid principal amount to be redeemed, plus any accrued interest and other charges, provided that, among other conditions, the Registration Statement is effective and the market price per share of Common Stock is less than $6.50 per share.

     Subject to certain restrictions set forth in the Debentures, the Debentures are each convertible into the number of shares of Common Stock equal to the quotient of (a) the sum of the principal amount of such Debenture and all accrued but unpaid interest and charges, divided by (b) the lesser of (i) an amount equal to 92% of the average market price for one share of Common Stock for the five preceding trading days and (ii) $14.36875 (subject to an increase of $.50 on each of December 29, 1999 and December 29, 2000). In addition, the Company may require conversion of all or part of the Debentures if, among other conditions, the Registration Statement is effective and the market price per share of Common Stock equals or exceeds $18.679 (subject to an increase of $.65 on each of December 29, 1999 and December 29, 2000). In the preparation of its financial statements, the Company has determined that the Debentures contain both debt and equity components. The Company has accounted for the present value of the interest portion as a liability, which amounted to $828,031 as of December 31, 1997. The present value of the principal and the holders' conversion option have been classified as a component of shareholders' equity and was $4,171,969 as of December 31, 1997.

     The number of Shares being offered for resale hereunder by holders of the Debentures is based upon an estimate by the Company of the number of Shares issuable upon conversion of the Debentures assuming conversion on April 1, 1998 at a conversion price of $8.5675. Notwithstanding the foregoing, due to certain limitations on conversion and the variable nature of the conversion price, the actual number of Shares to be offered for resale by holders of Debentures may materially differ from the number of Shares indicated in this Prospectus. The use of such hypothetical conversion price and date is not intended and should in no way be construed to constitute a prediction as to the future market price of the Common Stock or an indication of the intent of the holders of the Debentures to convert on such date.

     As part of the placement of the Debentures, each purchaser of a Debenture received its pro rata share of warrants ("Debenture Warrants") to purchase 75,000 shares of the Common Stock on or before December 29, 1999 at a price equal to $16.7188 per share. The Company also issued to Prudential Securities, Incorporated, the placement agent which arranged the placement of the Debentures, warrants (the "Placement Warrants") to purchase 105,000 Shares on or before December 29, 1999, at a price equal to $16.7188 per share. (The Debenture Warrants and Placement Warrants collectively constitute the "Warrants"). For purposes of this Prospectus, the Company has assumed that the number of Shares issuable upon exercise of each of the Warrants is the number stated on the face thereof. Nonetheless, the number of Shares issuable upon conversion of the Warrants, and available for resale hereunder, is subject to adjustment and could materially differ from the estimated amount depending on the future market price of the Common Stock and the occurrence of a stock split, stock dividend, or similar transaction resulting in an adjustment in the number of Shares subject to the terms of the Warrants.

     Pursuant to a Registration Rights Agreement dated as of December 24, 1997 (the "Registration Rights Agreement") entered into in conjunction with the Purchase Agreement, the Company is obligated to file within 90 days, and cause to be effective within 150 days, of December 29, 1997 a registration statement covering the resale of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants. Pursuant to the Registration Rights Agreement, the holders of the Debentures and Warrants have the right, at their own expense, to select investment bankers or managers to administer their interest in such registered offering. However, the Selling Security Holders have represented to the Company that none intends at this time to commission an underwriter or manager to facilitate the offering or sale of its Shares offered hereunder. If the registration statement contemplated by the Registration Rights Agreement is not declared effective within 150 days of December 29, 1997, the Company shall be obligated to pay each holder of the Debentures or Warrants an amount equal to two percent (2%) of the principal amount of the relevant Debentures per month.

     In addition, subject to the terms and conditions of the Purchase Agreement, the Company has the right to cause the initial purchasers of the Debentures to purchase up to an additional $5,000,000 aggregate principal amount of 5% Convertible Subordinated Debentures (the "Put Debentures"). If issued, the Put Debentures will be accompanied by warrants to purchase an aggregate number of shares of Common Stock equal to the product of (i) 75,000 multiplied by (ii) the quotient of the principal amount of all Put Debentures divided by $5,000,000 (the "Put Warrants"). The exercise price for the Put Warrants shall be an amount equal to 125% of the closing price per share of Common Stock on the Nasdaq Small Cap Market or the Nasdaq National Market, as applicable, on the date immediately prior to the date the Put Warrants are issued. As of the date of the Prospectus, the Company has not issued the Put Debentures or issued the Put Warrants, and this Prospectus does not relate to any shares of Common Stock issuable in relation thereto.

                                 USE OF PROCEEDS

     All proceeds from any sale of the Shares offered hereby, less commissions and other customary fees and expenses, will be paid directly to the Selling Security Holders selling such Shares. The Company will not receive any proceeds from the sale of any of the Shares offered hereby.

                              PLAN OF DISTRIBUTION

     The Company has not retained any underwriter, broker or dealer to facilitate the offer or sale of the Shares offered hereby. No underwriting commissions or discounts will be paid by the Company in connection therewith. Pursuant to the Registration Rights Agreement, the holders of the Debentures and the Warrants have the right, at their own expense, to select an investment banker or bankers and manager or manager to administer their interest in the offering. The Selling Security Holders have represented to the Company that none intends at this time to commission an underwriter or manager to facilitate the offering or sale its Shares offered hereunder. It is the Company's understanding that those Selling Security Holders electing to offer or sell the Shares intend to do so in transactions on the Nasdaq National Market or on the ASE, in negotiated transactions or in a combination of such methods of sale, at prices related to the prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Security Holders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).
The Company will receive no proceeds from the sale of any of the Shares.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

                                 INDEMNIFICATION

     The Company's By-laws, as amended, provide that, subject to the provisions of the Business Corporation Act, Ontario (the "Act"), every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives shall, from time to time, be indemnified and saved harmless by the Company from and against any liability and all costs, charges, and expenses that such director or officer sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and all other costs, charges, and expenses that he sustains or incurs in respect of the affairs of the Company, except such costs, charges, or expenses as are occasioned by his own wilful neglect or default. In addition, the board of directors of the Company has passed, and the Company's shareholders have confirmed, several special By-laws authorizing the board of directors, among other things, to borrow money and issue bonds or debentures and to secure any such borrowing by mortgaging or pledging all or part of the Company's assets. The special

By-laws further authorize the board of directors to delegate the foregoing powers to any director or officer and to give indemnities to any such director or other person acting on behalf of the registrant and secure any such person against loss by giving him by way of security a mortgage or charge upon all of the currently owned or subsequently acquired property, undertakings, and rights of the Company.

     Pursuant to an employment agreement with William P. Long, President, Chief Executive Officer and a director of the Company, the Company has agreed to assume all liability for and to indemnify, protect, save and hold Dr. Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits, and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer or director of the Company. In addition, Mineral Recovery Systems, Inc. ("MRS"), a wholly-owned subsidiary of the Company, has agreed to assume all liability for and to indemnify, protect, save, and hold harmless Patrick Costin (Vice President of the Company and President of MRS) from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer or director of MRS or the Company.

     In addition, pursuant to the Registration Rights Agreement, the Company has agreed to indemnify the holders of the Warrants and Debentures, and such persons have agreed to indemnify the Company and its officers, directors, and controlling persons, for certain liabilities which might arise under the Securities Act or state law in connection with the Registration Statement and related offering.

     Indemnification may be granted pursuant to any other agreement, bylaw, or vote of the Company's shareholders or directors. In addition to the foregoing, the Company maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

     The validity of the Shares being offered hereby are being passed upon for the Company by Beach, Hepburn, Ontario, Canada.

                                     EXPERTS

     The financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference in this Registration Statement, have been audited by McGovern, Hurley, Cunningham, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving accounting and auditing said reports.

     Future financial statements of the Company and the reports thereon by McGovern, Hurley, Cunningham also will be incorporated by reference in the Registration Statement in reliance upon the authority of that firm as experts in accounting and auditing in giving those reports; provided, however, only to the extent that said firm has audited those financial statements and consented to the use of their reports thereon.

========================================     ===================================



     No person  has been  authorized  to
give   any   information   or  make  any
representation    other    than    those
contained   in,   or   incorporated   by
reference into, this Prospectus, and, if
given  or  made,  such   information  or               871,139 Shares
representations  must not be relied upon
as having been authorized by the Company
or any  Selling  Security  Holder.  This
Prospectus  does not constitute an offer
to sell or  solicitation of any offer to                   ALTAIR
buy,  nor shall there be any sale of the              INTERNATIONAL INC.
Shares by anyone,  in any state in which
such offer,  solicitation  or sale would                COMMON STOCK
be unlawful prior to registration or qualification of the Shares under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.
Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.


                                                       _______________
        -----------------------
                                                         PROSPECTUS
                                                       _______________

            TABLE OF CONTENTS

                                    Page
Available Information..................2
Incorporation of Certain Documents
  by Reference.........................2
Enforceability of Civil Liabilities
  Against Foreign Persons..............3
Prospectus Summary.....................4
Forward-Looking Statements.............6
Risk Factors...........................6
Price Range of Common Stock...........10
Selling Security Holders..............11
Use of Proceeds...................... 13
Plan of Distribution..................13
Indemnification.......................13
Legal Matters.........................14
Experts...............................14



                                                       _______ __, 1998
         -------------------










========================================     ===================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses of the offering, sale and distribution of the Shares being registered pursuant to this registration statement (the "Registration Statement"). All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates, except the SEC and NASD registration fees.

                                                                   Amount

SEC registration fees......................................  $       2,829.00

NASD registration fees.....................................          1,471.00

Accounting fees and expenses...............................          1,500.00

Legal fees and expenses....................................         10,000.00

Blue sky fees and expenses.................................          1,000.00

Miscellaneous expenses.....................................          8,200.00
                                                            ------------------

     Total.................................................  $      25,000.00
                                                            ==================


Item 15.   Indemnification of Directors and Officers

     Subsection 136(1) of the Business Corporation Act, Ontario (the "Act") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporation, if,

     (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

     Subsection 136(2) of the Act provides that a corporation may, with the approval of the court, indemnify a person referred to in subsection 136(1) of the Act in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he fulfills the conditions set out in clauses 136(1)(a) and 136(1))(b) of the Act.

     Subsection 136(3) of the Act provides that despite anything in section 136 of the Act, a person referred to in subsection 136(1) of the Act is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

     (a) was substantially successful on the merits in his defense of the action or proceeding; and

     (b) fulfills the conditions set out in clauses 136(1)(a) and 136(1)(b) of the Act.

     Subsection 136(4) of the Act provides that a corporation may purchase and maintain insurance for the benefit of any person referred to in subsection 136(1) of the Act against any liability incurred by the person,

     (a) in his capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

     (b) in his capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

     Subsection 136(5) of the Act provides that a corporation or a person referred to in subsection 136(1) of the Act may apply to the court for an order approving an indemnity under section 136 of the Act and the court may so order and make any further order it thinks fit.

     Subsection 136(6) of the Act provides that upon an application under subsection 136(5) of the Act, the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

     The Company's By-laws, as amended, provide that, subject to the provisions of the Act, every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives shall, from time to time, be indemnified and saved harmless by the Company from and against any liability and all costs, charges and expenses that such director or officer sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Company, except such costs, charges or expenses as are occasioned by his own wilful neglect or default. In addition, the board of directors of the Company has passed, and the shareholders have confirmed, several special By-laws authorizing the board of directors, among other things, to borrow money and issue bonds or debentures and to secure any such borrowing by mortgaging or pledging all or part of the Company's assets. The special By-laws further authorize the board of directors to delegate the foregoing powers to any director or officer and to give indemnities to any such director or other person acting on behalf of the Company and secure any such person against loss by giving him by way of security a mortgage or charge upon all of the currently owned or subsequently acquired property, undertakings, and rights of the Company.

     Pursuant to an employment agreement with William P. Long, President, Chief Executive Officer and a director of the Company, the Company has agreed to assume all liability for and to indemnify, protect, save and hold Dr. Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer and director of the Company. In addition, MRS has agreed to assume all liability for and to indemnify, protect, save, and hold harmless Patrick Costin (Vice President of the Company and President of MRS) from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer or director of MRS or the Company.

     In addition, pursuant to the Registration Rights Agreement, the Company has agreed to indemnify the initial holders of the Debentures and Warrants, and such persons have agreed to indemnify the Company and its officers, directors, and controlling persons, for certain liabilities which might arise under the Securities Act or state law in connection with the Registration Statement and related offering.

     Indemnification may be granted pursuant to any other agreement, bylaw, or vote of the Company's shareholders or directors. In addition to the foregoing, the Company maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.   Exhibits.

     The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the Commission as indicated below.

   Regulation S-K                            Description
    Exhibit No.
--------------------   ---------------------------------------------------------


     4.1 Articles of Incorporation of the Company (incorporated by reference to Registration Statement on Form 10-SB filed with the Commission on November 25, 1996).

     4.2 Amendment to Articles of Incorporation of the Company dated November 6, 1996 (incorporated by reference to Amendment No. 1 to Registration Statement on Form 10 filed with the Commission on December 23, 1996).

     4.3 By-laws of the Company (incorporated by reference to Registration Statement on Form 10-SB filed with the Commission of November 25, 1996).

     4.4                Form  of  Common  Stock  Certificate   (incorporated  by
                        reference to Registration Statement on Form 10-SB filed with the Commission on November 25, 1996).

     5 Opinion of Beach, Hepburn as to the legality of the securities offered.+

    23.1                Consent of Beach, Hepburn (included in Exhibit No. 5).+

    23.2                Consent of McGovern, Hurley, Cunningham.

    24 Powers of Attorney (included on page II-5 of the Registration Statement).+


+    Previously filed.

Item 17.   Undertakings

     (a)   The undersigned Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cody, State of Wyoming, on April 6, 1998.

                                           ALTAIR INTERNATIONAL INC.


                                           By /s/ William P. Long
                                           ----------------------
                                           William P. Long
                                           President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                Title                                 Date
     ---------                                -----                                 ----

/s/  William P. Long     President, Chief Executive Officer, and Director       April 6, 1998
----------------------   (Principal Executive Officer and authorized
William P. Long          representative of the Company in the United States)



/s/  C. Patrick Costin   Vice President and Chief Financial Officer             April 6, 1998
----------------------   (Principal Financial Officer and Principal
C. Patrick Costin        Accounting Officer)



/s/ James I. Golla*      Secretary and Director                                 April 6, 1998
----------------------
James I. Golla



/s/ George E. Hartman*   Director                                               April 6, 1998
----------------------
George E. Hartman



/s/ Robert Sheldon*      Director                                               April 6, 1998
----------------------
Robert Sheldon


*  By:     /s/ William P. Long
         ---------------------------------
         William P. Long, Attorney-in-Fact



                                             ALTAIR INTERNATIONAL INC.

                                                   EXHIBIT INDEX


 Regulation S-K                                   Description                                   Sequential System
  Exhibit No.                                                                                        Page No.
----------------     ---------------------------------------------------------------------     --------------------

      4.1            Articles of Incorporation of the Company (incorporated by reference to
                     Registration Statement on Form 10-SB filed with the Commission on
                     November 25, 1996).                                                                --

      4.2            Amendment to Articles of Incorporation of the Company dated
                     November 6, 1996 (incorporated by reference to Amendment No. 1 to
                     Registration Statement on Form 10 filed with the Commission on
                     December 23, 1996).                                                                --

      4.3            By-laws of the Company (incorporated by reference to Registration
                     Statement on Form 10-SB filed with the Commission of November 25,
                     1996).
                                                                                                        --

      4.4            Form of Common Stock Certificate (incorporated by reference to
                     Registration Statement on Form 10-SB filed with the Commission on
                     November 25, 1996).                                                                --

      5              Opinion of Beach, Hepburn as to the legality of the securities offered.            *

      23.1           Consent of Beach, Hepburn (included in Exhibit No. 5)                              *

      23.2           Consent of McGovern, Hurley, Cunningham                                           II-7

      24             Powers of Attorney (included on page II-5 of the Registration                      *
                     Statement)

--------------------

* Previously filed.